Exhibit 99

                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE

                      VIRGINIA COMMERCE BANCORP, INC. REPORTS
                 RECORD THIRD QUARTER AND YEAR-TO-DATE EARNINGS

                  October 8, 2002, Arlington, Virginia. Virginia Commerce Bancorp, Inc. (Nasdaq - VCBI), today reported record third quarter earnings of $2.1 million, an increase of 46.6% over 2001 third quarter earnings of $1.4 million. For the nine months ended September 30, 2002, the Company achieved earnings of $5.3 million, also a record and an increase of 50.6% compared to earnings of $3.5 million for the nine-month period ended September 30, 2001. Diluted earnings per share of $0.50 and $1.35 for the third quarter and year-to-date 2002 respectively, rose 31.6% and 40.6% from the comparable periods in 2001. The Company's year-to-date return on average assets and return on average equity for the nine months ended September 30,2002 were 1.26% and 23.00% compared to 1.10% and 20.59% for the same period in 2001.

         Net interest income for the third quarter of $6.6 million was up 41.0%, compared with $4.7 million for the same quarter last year due to continued strong loan growth and a higher net interest margin, while non-interest income for the third quarter of $1.4 million was up 10.6% over the prior year's third quarter level of $1.2 million. Non-interest expense of $4.2 million for the three months ended September 30, 2002 increased 20.0% over the three months ended September 30, 2001 as a result of commissions paid due to loan volume, overhead associated with overall growth and the opening of the Company's thirteenth branch location in May 2002. For the first nine months of 2002, net interest income of $18.0 million was up 39.2%, non-interest income of $3.8 million rose 17.7%, and non-interest expense of $12.4 million increased 22.0% over the same period in 2001. Overall, strong loan growth and an increase in the Company's net interest margin for the nine months ended September 30, 2002 drove the Company's increase in net interest income, while low mortgage rates generated increased non-interest income from fees and net gains within the Company's mortgage lending operation. Earnings further benefited from cost containment efforts as non-interest expense continued to decline as a percentage of total revenue sources. As a result, the Company's efficiency ratio for the first nine months of 2002 improved to 56.8% from 62.8% for the same period last year.

         Total assets as of September 30, 2002, were $628.2 million, up 35.0% from $465.3 million as of September 30, 2001. Deposits grew similarly over the past twelve months rising 39.5% to $547.0 million as of September 30, 2002. Loans, net of allowance for loan losses, rose to $488.0 million, a 35.8% increase from $359.5 million at September 30, 2001. In July 2002, the Company raised an additional $7.0 million in capital through a preemptive rights offering to existing shareholders who purchased 291,738 new shares of common stock.

         Peter A. Converse, President and Chief Executive Officer, commented, "Our earnings momentum continues to be driven by strong loan volume in all areas. In support of our current and future growth, additional capital was raised in the third quarter through the $7 million rights offering. We were gratified to have the offering fully subscribed under current market conditions."

         Virginia Commerce Bancorp, Inc. is the parent company of Virginia Commerce Bank, a full-service community bank headquartered in Arlington, with thirteen branches and two mortgage lending offices serving Northern Virginia.

For further information contact:    William K. Beauchesne
                                    Executive Vice President and
                                      Chief Financial Officer
                                    703-633-6120     wbeauchesne@vcbonline.com

                                 # # #


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                         VIRGINIA COMMERCE BANCORP, INC.
                           Consolidated Balance Sheets
                 (Dollars in thousands except per share data)

                                                    SEPTEMBER 30,  SEPTEMBER 30,
                                                        2002           2001
                                                    -------------  -------------

ASSETS

  Cash and due from banks                              $ 19,838      $ 11,400
  Securities (fair value of $71,905 and $68,306)         71,378        68,045
  Federal funds sold                                     21,559         6,814
  Loans held-for-sale                                    16,079         9,708
  Loans, net of allowance for loan
    losses of $5,689 and $3,478                         488,008       359,494
  Bank premises and equipment, net                        6,735         6,129
  Accrued interest receivable                             2,361         2,183
  Other assets                                            2,260         1,589
                                                       --------      --------
      TOTAL ASSETS                                     $628,218      $465,362
                                                       ========      ========

LIABILITIES

  Deposits
    Non-interest bearing demand deposits               $100,724      $ 64,346
    Savings and interest-bearing demand deposits        169,507       131,758
    Time deposits                                       276,756       196,064
                                                       --------      --------
      TOTAL DEPOSITS                                   $546,987      $392,168
                                                       --------      --------
  Securities sold under agreement to repurchase
    and federal funds purchased                        $ 30,617      $ 35,129
  Other borrowed funds                                    8,400        10,400
  Accrued interest payable                                1,403         1,345
  Other liabilities                                       1,598           920
                                                       --------      --------
    TOTAL LIABILITIES                                  $589,005      $439,962
                                                       ========      ========
 STOCKHOLDERS' EQUITY

  Preferred stock; $1 par, 1,000,000 shares
    authorized of which no shares have been issued $ -- $ -- Common stock; $1 par, 5,000,000 shares authorized;
    3,708,449 and 2,720,816 issued and outstanding        3,709         2,721
  Surplus                                                19,320        13,191
  Retained earnings                                      15,455         9,008
  Accumulated other comprehensive income                    729           480
                                                       --------      --------
      TOTAL STOCKHOLDERS' EQUITY                       $ 39,213      $ 25,400
                                                       ========      ========
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $628,218      $465,362
                                                       ========      ========


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                                       VIRGINIA COMMERCE BANCORP, INC.
                                      Consolidated Statements of Income
                                 (Dollars in thousands except per share data)


                                                            Three Months Ended       Nine Months Ended
                                                               September 30,            September 30,
                                                             2002         2001       2002         2001
                                                            -------      ------     -------      -------
INTEREST AND DIVIDEND INCOME:
  Interest and fees on loans                                $ 9,329      $7,688     $25,977      $22,101
  Interest and dividends on investment securities:
     U.S. Treasury securities and agency obligations            690         892       2,077        2,460
     Other securities                                            94          47         275          108
  Interest on federal funds sold                                112         199         278          641
                                                            -------      ------     -------      -------
  Total interest and dividend income                        $10,225      $8,826     $28,607      $25,310
                                                            -------      ------     -------      -------

INTEREST EXPENSE:
  Deposits                                                  $ 3,462      $3,818     $ 9,975      $11,127
  Securities sold under agreement to repurchase
     and federal funds purchased                                 61         223         202          845
  Other borrowed funds                                          120         117         406          388
                                                            -------      ------     -------      -------
  Total interest expense                                    $ 3,643      $4,158     $10,583      $12,360
                                                            -------      ------     -------      -------
  Net Interest Income                                       $ 6,582      $4,668     $18,024      $12,950
  Provision for loan losses                                     571         225       1,414          675
                                                            -------      ------     -------      -------
  Net interest income after provision
    for loan losses                                         $ 6,011      $4,443     $16,610      $12,275
                                                            -------      ------     -------      -------

NON-INTEREST INCOME:
  Service charges and other fees                            $   408      $  325     $ 1,181      $   933
  Fees and net gains on loans held-for-sale                     947         899       2,619        2,285
  Gains (losses) on sale of securities                           --          --          (1)          --
  Other                                                          13          13          30           34
                                                            -------      ------     -------      -------
  Total non-interest income                                 $ 1,368      $1,237     $ 3,829      $ 3,252
                                                            -------      ------     -------      -------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                            $ 2,510      $2,093     $ 7,300      $ 5,903
  Occupancy expense                                             756         586       2,143        1,700
  Data Processing                                               242         210         748          671
  Other operating expense                                       727         640       2,224        1,899
                                                            -------      ------     -------      -------
  Total non-interest expense                                $ 4,235      $3,529     $12,415      $10,173
                                                            -------      ------     -------      -------
  Income before taxes on income                             $ 3,144      $2,151     $ 8,024      $ 5,354
                                                            -------      ------     -------      -------
  Provision for income taxes                                  1,058         728       2,700        1,818
                                                            -------      ------     -------      -------
NET INCOME                                                  $ 2,086      $1,423     $ 5,324      $ 3,536
                                                            -------      ------     -------      -------
  Earnings per common share, basic                          $  0.56      $ 0.42     $  1.52      $  1.04
  Earnings per common share, diluted                        $  0.50      $ 0.38     $  1.35      $  0.96


